By Electronic Delivery to: cmorrison@pihq.com; sbowman@pihq.com

December 17, 2007
Mr. Charles R. Morrison
President & Chief Executive Officer
Pizza Inn, Inc.
3551 Plano Parkway
The Colony, TX 75056

Re: Pizza Inn, Inc. (the “Company”)
Nasdaq Symbol: PZZI

Dear Mr. Morrison:

On January 8 and March 19, 2007, Staff notified the Company that it did not comply with the audit committee requirement for continued listing on The Nasdaq Capital Market set forth in Marketplace Rule 4350(d)(2) (the “Rule”). Based on the information regarding the appointment of W.C. Hammett, Jr. to the Company’s audit committee, as detailed in your submission dated December 14, 2007, Staff has determined that the Company complies with the Rule, and this matter is now closed.

If you have any questions, please contact Wayne Bush, Lead Analyst, at (301) 978-8034.

Sincerely,

Stanley Higgins
Director
Nasdaq Listing Qualifications